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THE PEP BOYS - MANNY, MOE & JACK AND SUBSIDIARIES                       Exhibit 12 - Statement Regarding Computation
                                                                        of Ratios of Earnings to Fixed Charges

(in thousands, except ratios)
----------------------------------------------------------------------------------------------------------------------
                                                       February 3,            January 29,            January 30,
Fiscal year                                                   2001                   2000                   1999
----------------------------------------------------------------------------------------------------------------------

      Interest                                           $  57,882              $  51,557              $  48,930
      Interest factor in rental expense                     21,069                 19,963                 19,052
      Capitalized interest                                     489                  1,098                  1,020
----------------------------------------------------------------------------------------------------------------------

 (a)  Fixed charges, as defined                          $  79,440              $  72,618              $  69,002

      Earnings before income taxes                        $(83,669)             $  44,967              $   7,284
      Fixed charges                                         79,440                 72,618                 69,002
      Capitalized interest                                    (489)                (1,098)                (1,020)
----------------------------------------------------------------------------------------------------------------------

(b)   Earnings, as defined                               $  (4,718)             $ 116,487              $  75,266

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(c)   Ratio of earnings to fixed charges (b/a)                (0.1x)                  1.6x                   1.1x
----------------------------------------------------------------------------------------------------------------------

(Table Restubbed Below)


(in thousands, except ratios)
----------------------------------------------------------------------------------------

                                                    January 31,           February 1,
Fiscal year                                                1998                  1997
----------------------------------------------------------------------------------------

      Interest                                        $  39,656             $  30,306
      Interest factor in rental expense                  16,368                11,205
      Capitalized interest                                1,861                 1,575
----------------------------------------------------------------------------------------

 (a)  Fixed charges, as defined                       $  57,885             $  43,086

      Earnings before income taxes                    $  75,456             $ 159,229
      Fixed charges                                      57,885                43,086
      Capitalized interest                               (1,861)               (1,575)
----------------------------------------------------------------------------------------

(b)   Earnings, as defined                            $ 131,480             $ 200,740

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(c)   Ratio of earnings to fixed charges (b/a)              2.3x                  4.7x
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